Exhibit 99.1

Mistras Group Announces Results for Third Quarter FY’15

MISTRAS Group, Inc. April 8, 2015 4:01 PM

PRINCETON JUNCTION, N.J., April 8, 2015 (GLOBE NEWSWIRE) — Mistras Group, Inc. (MG: NYSE), a leading "one source" global provider of technology-enabled asset protection solutions, today reported financial results for its third quarter and first nine months of fiscal year 2015, which ended February 28, 2015.

Revenues increased by 7.5% over the prior year’s third quarter, reaching $163.1 million. Net income for the third quarter was $1.8 million, or $0.06 per diluted share, compared with net income of $1.2 million or $0.04 per diluted share in the prior year period. Excluding acquisition-related items, net income in the third quarter of fiscal year 2015 was $0.2 million or $0.01 per diluted share, compared with $1.8 million or $0.06 per diluted share in the prior year’s third quarter. Adjusted EBITDA was $11.0 million in the third quarter of fiscal year 2015 compared with $12.5 million in the prior year period.
Revenues increased by 20.8% over prior year’s first nine months, reaching $536.6 million. Net income for the first nine months was $13.9 million, or $0.47 per diluted share, compared with $16.1 million or $0.55 per diluted share in the prior year period. Excluding acquisition-related items, net income for the first nine months of fiscal year 2015 was $11.2 million or $0.38 per diluted share, compared with $15.0 million or $0.51 per diluted share in the prior year. Adjusted EBITDA was $52.4 million for the first nine months of fiscal year 2015 compared with $51.1 million in the prior year period.

The Company’s operations and profitability were adversely impacted by several factors during the third quarter of fiscal year 2015, including:

•	the nation’s first refinery strike in 25 years impacted work at several of the Company’s largest customer work sites;

•	uncertainty related to the price of oil, which has caused some of the Company’s customers to defer previously scheduled projects; and

•	the strong US dollar, which combined with a sluggish European economy contributed to weaker than expected international results.

Financial Highlights:
Revenues

•	Revenues for the third quarter of fiscal 2015 increased 7.5% over prior year, driven by acquisitions (+9.9%) and organic growth (+0.5%), offset by foreign exchange (-2.9%).

•	Revenues for the first nine months of fiscal 2015 increased 20.8% over prior year, driven by acquisitions (+13.9%) and organic growth (+7.7%), offset by foreign exchange (-0.8%).

•
Services segment revenue had year-on-year revenue growth of 12% in the third quarter and 29% during the first nine months, driven by both acquisitions (13% in Q3, 19% YTD) and organic growth (-1% in Q3, +10% YTD).

•
International segment revenue contracted (-12%) in the third quarter and (-4%) during the first nine months, driven by foreign exchange (-10% in Q3, -3% YTD), organic (-4% in Q3 and -3% YTD), offset in part by acquisitions (+2% in Q3 and +2% YTD).

•	Products and Systems segment revenue improved by 12% in the third quarter (all organic), improving its year-to-date shortfall to -1%.

Gross Profit

•	Gross Profit for the third quarter of fiscal year 2015 contracted by 1% compared with the prior year on a 7% increase in revenues.

•	Gross margin for the third quarter was 23.7% of revenues vs. 25.9% in the prior year.

Operating Cash Flow

•	Operating cash flow for the first nine months of fiscal year 2015 improved to $34.3 million, compared with $22.6 million in the comparable prior year period.

•
Free cash flow (defined as operating cash flow less capital expenditures) for the first nine months of fiscal year 2015 improved to $22.5 million, compared with $10.9 million in the comparable prior year period.

Sotirios Vahaviolos, Chairman and Chief Executive Officer stated, "After experiencing three consecutive quarters of over 20% year-on-year revenue growth, market conditions and customer sentiment have changed dramatically in recent months, driven by the significant drop in the price of oil. The impact of the ongoing refinery strike caused our organic Services revenue growth to turn slightly negative in the third quarter, while uncertainty concerning the oil price outlook has also caused some previously scheduled projects to be deferred.”
Dr. Vahaviolos continued, “These events impacted our Company during its weakest seasonal quarter. Even so, I am pleased with our cash flow and that our cost savings initiatives are beginning to have an impact. As expected we experienced strong cash collections and we were able to pay down debt by nearly $29 million during the third quarter. Operating expenses for the Services (excluding acquired companies) and Products and Systems segments declined compared with the prior year’s third quarter, driven by cost-saving actions we have taken.”
Dr. Vahaviolos added, “The Company had already been engaged in constructive discussions with its key customers prior to these market factors becoming prominent, and I am optimistic that we will be able to work with our customers to achieve our mutual goals. As a leading inspection services provider, Mistras is able to deliver compelling customer solutions that best protect and extend the lives of their assets while realizing savings that can approach the fees that we charge. The relevance of these attributes is strongest at times like these.”

Outlook and Guidance for Fiscal 2015

Uncertainty concerning the price of oil has caused a significant change in customer sentiment that is causing many companies to reevaluate spending levels and the timing of projects. Based upon these factors, the Company now expects that its revenue levels for fiscal year 2015 will fall at the low end of its $720 million to $740 million range, and that its EBITDA level may fall somewhat short of its $78 to $84 million range.

Conference Call

In connection with this release, Mistras will hold a conference call on Thursday, April 9, 2015 at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras' Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 1-844-832-7227 and use confirmation code 15338512 when prompted. The International dial-in number is 1-224-633-1529.

About Mistras Group, Inc.

Mistras offers one of the broadest "one source" services and technology-enabled asset protection solution portfolios in the industry used to evaluate the structural integrity of energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with the ability to extend the useful life of their assets, improve productivity and profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.
Mistras uniquely combines its industry leading products and technologies - 24/7 on-line monitoring of critical assets; mechanical integrity ("MI") and non-destructive testing ("NDT") services; destructive testing services; and its proprietary world class data warehousing and analysis software - to provide comprehensive and competitive products, systems and services solutions from a single source provider.
For more information, please visit the company's website at www.mistrasgroup.com.

Forward-Looking and Cautionary Statements

Certain statements made in this press release are "forward-looking statements" about Mistras' financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as "future," "possible," "potential," "targeted," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "will," "may," "should," "could," "would" and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the "Risk Factors" section of the Company's Annual Report on Form 10-K for fiscal year 2014 filed with the Securities and Exchange Commission on August 8, 2014, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

* Use of Non-GAAP Measures

The term "Adjusted EBITDA" used in this release is a financial measurement not calculated in accordance with generally accepted accounting principles in the U.S. ("US GAAP"). A Reconciliation of Adjusted EBITDA to a financial measurement under US GAAP is set forth in a table attached to this press release. In addition, the Company has also included in the attached tables non-GAAP measurements “EBITDA”, “Segment and Total Company Income from Operations before Acquisition-Related Expense (Benefit), net”, "Net Income Excluding Acquisition-related Items" and "Diluted EPS Excluding Acquisition-related Items," reconciling these measurements to financial measurements under US GAAP. In this release, the term free cash flow, a non-GAAP measurement is also used. We define free cash flow as cash provided by operating activities less capital expenditures (which is classified as an investing activity). The Company believes that investors and other users of the financial statements benefit from the presentation of these non-GAAP measurements because they provide additional metrics to compare the Company's operating performance on a consistent basis and measure underlying trends and results of the Company's business.

Mistras Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	(unaudited)
	February 28, 2015	May 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$13,385	$10,020
Accounts receivable, net	125,548	137,824
Inventories	12,294	11,376
Deferred income taxes	3,886	3,283
Prepaid expenses and other current assets	16,309	12,626
Total current assets	171,422	175,129
Property, plant and equipment, net	80,125	77,811
Intangible assets, net	56,147	57,875
Goodwill	166,531	130,516
Deferred income taxes	1,214	1,344
Other assets	1,890	1,297
Total assets	$477,329	$443,972
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$8,950	$14,978
Accrued expenses and other current liabilities	47,881	54,650
Current portion of long-term debt	16,906	8,058
Current portion of capital lease obligations	6,859	7,251
Income taxes payable	231	1,854
Total current liabilities	80,827	86,791
Long-term debt, net of current portion	109,322	68,590
Obligations under capital leases, net of current portion	12,780	13,664
Deferred income taxes	20,626	15,521
Other long-term liabilities	11,686	17,014
Total liabilities	235,241	201,580
Commitments and contingencies
Equity
Preferred stock, 10,000,000 shares authorized	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized	286	284
Additional paid-in capital	206,289	201,831
Retained earnings	55,410	41,500
Accumulated other comprehensive loss	(20,121)	(1,511)
Total Mistras Group, Inc. stockholders’ equity	241,864	242,104
Noncontrolling interests	224	288
Total equity	242,088	242,392
Total liabilities and equity	$477,329	$443,972

Mistras Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three months ended February 28,		Nine months ended February 28,
	2015	2014	2015	2014

Revenue	$163,100	$151,727	$536,566	$444,320
Cost of revenues	119,356	107,898	382,018	304,645
Depreciation related to products and systems	5,010	4,529	14,781	13,121
Gross profit	38,734	39,300	139,767	126,554
Selling, general and administrative expenses	32,758	31,794	105,158	90,342
Research and engineering	644	757	1,922	2,186
Depreciation and amortization	3,104	2,771	9,998	7,729
Acquisition-related expense, net	(1,642)	978	(3,037)	(1,530)
Income from operations	3,870	3,000	25,726	27,827
Interest expense	1,161	792	3,418	2,309
Income before provision for income taxes	2,709	2,208	22,308	25,518
Provision for income taxes	941	984	8,457	9,375
Net income	1,768	1,224	13,851	16,143
Less: net loss (income) attributable to noncontrolling interests, net of taxes	49	(23)	59	(44)
Net income attributable to Mistras Group, Inc.	$1,817	$1,201	$13,910	$16,099
Earnings per common share
Basic	$0.06	$0.04	$0.49	$0.57
Diluted	$0.06	$0.04	$0.47	$0.55
Weighted average common shares outstanding:
Basic	28,656	28,396	28,583	28,338
Diluted	29,529	29,374	29,559	29,249

Mistras Group, Inc. and Subsidiaries
Unaudited Operating Data by Segment
(in thousands)

	Three months ended February 28,		Nine months ended February 28,
	2015	2014	2015	2014
Revenues
Services	$121,845	$109,122	$404,651	$313,794
International	33,554	38,064	114,610	119,032
Products and Systems	8,526	7,610	22,588	22,799
Corporate and eliminations	(825)	(3,069)	(5,283)	(11,305)
	$163,100	$151,727	$536,566	$444,320

	Three months ended February 28,		Nine months ended February 28,
	2015	2014	2015	2014
Gross profit
Services	$27,429	$26,216	$101,452	$83,881
International	7,018	10,086	27,795	33,499
Products and Systems	4,211	3,674	10,203	9,776
Corporate and eliminations	76	(676)	317	(602)
	$38,734	$39,300	$139,767	$126,554

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of
Segment and Total Company Income (Loss) from Operations before Acquisition-Related Expense (Benefit), net (non-GAAP) to Segment and Total Company Income (Loss) from Operations (GAAP)
(in thousands)

	Three months ended February 28,		Nine months ended February 28,
	2015	2014	2015	2014
Services:
Income from operations before acquisition-related expense, net	$7,082	$7,759	$36,819	$33,161
Acquisition-related (benefit) expense, net	(175)	307	611	463
Income from operations	7,257	7,452	36,208	32,698
International:
(Loss) Income from operations before acquisition-related expense (benefit), net	$(2,438)	$189	$(896)	$5,526
Acquisition-related (benefit) expense, net	(1,123)	105	(2,059)	(3,666)
(Loss) Income from operations	(1,315)	84	1,163	9,192
Products and Systems:
Income from operations before acquisition-related (benefit), net	$1,346	$87	$1,330	$112
Acquisition-related (benefit), net	—	—	—	(1,035)
Income from operations	1,346	87	1,330	1,147
Corporate and Eliminations:
Loss from operations before acquisition-related (benefit) expense, net	$(3,762)	$(4,057)	$(14,564)	$(12,502)
Acquisition-related (benefit) expense, net	(344)	566	(1,589)	2,708
Loss from operations	(3,418)	(4,623)	(12,975)	(15,210)
Total Company
Income from operations before acquisition-related (benefit) expense, net	$2,228	$3,978	$22,689	$26,297
Acquisition-related (benefit) expense, net	(1,642)	978	(3,037)	(1,530)
Income from operations	3,870	3,000	25,726	27,827

Mistras Group, Inc. and Subsidiaries
Unaudited Summary Cash Flow Information
(in thousands)

	Nine months ended February 28,
	2015	2014

Net cash provided by (used in):
Operating Activities	$34,317	$22,589
Investing Activities	(46,433)	(30,261)
Financing Activities	15,511	11,251
Effect of exchange rate changes on cash	(30)	(1,431)
Net change in cash and cash equivalents	$3,365	$2,148

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of
Net Income to EBITDA and Adjusted EBITDA
(in thousands)

	Three Months Ended February 28,		Nine Months Ended February 28,
	2015	2014	2015	2014

EBITDA and Adjusted EBITDA
Net Income	$1,768	$1,224	$13,851	$16,143
Less: net income attributable to noncontrolling interests, net of taxes	49	(23)	59	(44)
Net income attributable to Mistras Group, Inc.	$1,817	$1,201	$13,910	$16,099
Interest expense	1,161	792	3,418	2,309
Provision for income taxes	941	984	8,457	9,375
Depreciation and amortization	8,114	7,300	24,779	20,850
EBITDA	$12,033	$10,277	$50,564	$48,633
Share-based compensation expense	599	1,266	4,856	4,013
Acquisition-related expense, net	(1,642)	978	(3,037)	(1,530)
Adjusted EBITDA	$10,990	$12,521	$52,383	$51,116

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of
Net Income (GAAP) and Diluted Earnings Per Share (GAAP) to
Net Income Excluding Acquisition-related Items (non-GAAP)
and Diluted EPS Excluding Acquisition-related Items (non-GAAP)
(in thousands)

	Three Months Ended February 28,		Nine Months Ended February 28,
	2015	2014	2015	2014

Net income (GAAP)	$1,768	$1,224	$13,851	$16,143
Acquisition-related (benefit) expense, net of tax	(1,554)	597	(2,697)	(1,158)
Net Income Excluding Acquisition-related Items (non-GAAP)	$214	$1,821	$11,154	$14,985

Diluted earnings per common share (GAAP)	$0.06	$0.04	$0.47	$0.55
Acquisition-related (benefit) expense, net	(0.05)	0.02	(0.09)	(0.04)
Diluted EPS Excluding Acquisition-related Items (non-GAAP)	$0.01	$0.06	$0.38	$0.51